EXHIBIT (j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated December 8, 1998 for Dreyfus Premier Global Allocation Fund, Dreyfus Premier Greater China Fund and Dreyfus Premier International Growth Fund, each a Portfolio of Dreyfus Premier International Funds, Inc., which are incorporated by reference in this Registration Statement (Form N-1A 33-44254) of Dreyfus Premier International Funds, Inc.


                              ERNST & YOUNG LLP

New York, New York
December 14, 1999